EXHIBIT 10.2

June 11, 2013

Carin Stutz
c/o Cosi, Inc.
1751 Lake Cook Rd., Suite 600
Deerfield, IL  60015

Re:           Letter Agreement regarding Separation of Employment

Dear Carin:

Reference is made herein to that certain Employment Agreement dated December 12, 2011 (“Employment Agreement”), entered into between you and Cosi, Inc. (the “Company”).  Capitalized terms not defined in this letter agreement (“Agreement”) shall have the meanings ascribed to them in the Employment Agreement.

1.           You have informed us of your decision to resign your position as Chief Executive Officer and President of Cosi, Inc. (the “Company”) and as a member of the Company’s board of directors effective June 11, 2013 (“Effective Date of Termination”).

2.           Notwithstanding the provisions of Section 9(d) of your Employment Agreement, provided you deliver to the Company and do not revoke the executed General Release of Claims in the form attached as Exhibit A to your Employment Agreement, the Company agrees:  (a) to pay to you an amount equal to 12 months of your Base Salary (as defined in your employment agreement), payable in bi-monthly payments in accordance with the Company’s regular payroll schedule, (b) you and your covered dependents shall be entitled to continued participation on the same terms and conditions as applicable immediately prior to the Effective Date of Termination for 12 months in such medical, dental, hospitalization and life insurance coverages in which you and your eligible dependents were participating immediately prior to the Effective Date of Termination and shall thereafter be entitled to COBRA continuation to the extent authorized under controlling law.

3.           Except as otherwise set forth in Section 2 above, all of the terms and conditions of your Employment Agreement shall apply, and all of those terms and conditions which by their nature are intended to survive termination of your employment shall so survive.

4.           This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

By affixing your signature below, you agree to the terms and conditions set forth in this Agreement.

Very truly yours,
COSI, INC.

/s/ Stephen Edwards

Stephen Edwards, Chair of the Board

Accepted and Agreed:

/s/ Carin Stutz
Carin Stutz